Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated August 30, 2011, with respect to the financial statements of Tortoise Pipeline & Energy Fund, Inc. as of August 25, 2011, in the Registration Statement (Form N-2) filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-175687) and Amendment No. 1 under the Investment Company Act of 1940 (Registration No. 811-22585).
/s/ Ernst & Young LLP
Kansas City, Missouri
September 8, 2011